           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON MAY 23, 1997

                                 Registration No. ------------------------

==============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                    ---------------------------
                             FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                    ---------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

            MISSOURI                            43-1313242
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification Number)

                            1270 North Price Road
                          St. Louis, Missouri 63132
                                (314) 993-5880

     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        ENGINEERED SUPPORT SYSTEMS, INC.
              1997 Stock Option Plan for Non-employee Directors
                            (Full Title of Plan)

                              DAVID D. MATTERN
                 Bearden, Mattern, Breckenridge, Washburn,
                          Gidlow and Kazanas LLC
                  1034 South Brentwood Blvd., Suite 1250
                        St. Louis, Missouri 63117
                             (314) 726-6618

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ---------------------------

                        CALCULATION OF REGISTRATION FEE
==============================================================================
Title of Each Class      Amount to      Proposed     Proposed      Amount of
of Securities to be      be             Maximum      Maximum       Registration
Registered               Registered     Offering     Assessment    Fee
                                        Price        Price
                                        Per
                                        Share<F1>
------------------------------------------------------------------------------
Common Stock $.01         50,000        $11.50       $575,000      $174.24
Par Value
==============================================================================

<F1> Represents the closing price as reported on April 30, 1997.

                       ENGINEERED SUPPORT SYSTEMS, INC.
                            Cross-Reference Sheet
                  Pursuant to Item 501(b) of Regulation S-K

 1. Forepart of Registration Statement           Outside Front Cover
    and Outside Front Cover Page of
    Prospectus

 2. Inside Front and Outside Back Cover          Inside Front and Outside
    Pages of Prospectus                          Back Cover Pages

 3. Summary Information and Risk Factors         Incorporation of Certain
    and Ratio of Earnings to Fixed               Documents by Reference;
    Charges                                      Engineered Support
                                                 Systems, Inc.

 4. General Information Regarding                Creation, Duration,
    the Plan                                     Purpose and Securities
                                                 to be Offered; Tax
                                                 Effects

 5. Securities to be Offered and                 Eligibility, Creation,
    Employees Who May Participate                Duration, Purpose and
    in the Plan                                  Securities to be Offered

 6. Purchase of Securities Pursuant              Awards
    to the Plan

 7. Payment for Securities Offered               Awards

 8. Contributions Under the Plan                 Not Applicable

 9. Withdrawal from the Plan -                   Assignment; Forfeiture
    Assignment of Interest                       of Awards

10. Defaults Under the Plan                      Forfeiture of Awards

11. Administration of the Plan                   Administration

12. Investment of Funds                          Not Applicable

13. Charges and Deductions and                   Not Applicable
    Liens Therefore

14. Description of Registrant's                  Description of Common
    Securities                                   Stock

15. Incorporation of Certain                     Incorporation of Certain
    Documents by Reference                       Documents by Reference

16. Additional Information                       Not Applicable

17. Interests of Named Experts                   Legal Opinion
    and Counsel

18. Disclosure of Commission                     Indemnification of
    Position on Indemnification                  Directors and
    for Securities Act Liabilities               Officers

                                PROSPECTUS
                                ----------

                      ENGINEERED SUPPORT SYSTEMS, INC.
             1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                               50,000 SHARES
                      Engineered Support Systems, Inc.
                               Common Stock
                              $.01 Par Value

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                  ----------------------------------------

    Engineered Support Systems, Inc., by this prospectus, offers to eligible non-employee directors of the Company, upon the terms and conditions set forth in this prospectus, the possibility of receiving awards of, or options to purchase, no more than 50,000 shares of common stock of the Company.

    No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this prospectus, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any state where such an offer would be unlawful.

                  ----------------------------------------

                 THE DATE OF THIS PROSPECTUS IS MAY 23, 1997

                            AVAILABLE INFORMATION
                            ---------------------

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Information as of a particular date, concerning the directors and officers, their remuneration, options granted to them, principal holders of securities and any information of material interest of such persons in transactions with the Company, is set forth in proxy statements distributed to the shareholders and filed with the Securities and Exchange Commission. Such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. This information may also be inspected at the offices of Engineered Support Systems, Inc., 1270 North Price Road, St. Louis, Missouri 63132. The Company will supply a copy of any and all such information (exclusive of any exhibits) without charge upon request of Gary C. Gerhardt, Corporate Secretary, 1270 North Price Road, St. Louis, Missouri 63132, telephone number (314) 993-5880.

                   ENGINEERED SUPPORT SYSTEMS, INC.
                   --------------------------------

    Engineered Support Systems, Inc. was incorporated under the laws of the State of Missouri in December 1983. Engineered Support Systems, Inc. has two wholly-owned subsidiaries: Engineered Air Systems, Inc. ("EASI"), which was incorporated under the laws of the State of Missouri on December 24, 1981 and acquired the assets of the Defense Systems Division of Allis-Chalmers Corporation on March 30, 1982, and Engineered Specialty Plastics, Inc. ("ESP"), which was acquired on March 9, 1993. Unless the context otherwise requires, the term "Company" refers to Engineered Support Systems, Inc. and to Engineered Air Systems, Inc. and Engineered Specialty Plastics, Inc. The Company's headquarters are located at 1270 North Price Road, St. Louis Missouri 63132 and its telephone number is (314) 993-5880. This offering relates to the Company's 1997 Stock Option Plan for Non-employee Directors. Any proceeds will be added to the general funds of the Company and used for its corporate purposes as determined by the Board of Directors.

                            STOCK OPTION PLAN
                            -----------------

Creation, Duration, Purpose and Securities to be Offered
--------------------------------------------------------

    The Engineered Support Systems, Inc. 1997 Stock Option Plan for Non-employee Directors (the "Plan") was approved by the Board of Directors and by the shareholders of Engineered Support Systems, Inc. on March 6, 1997. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing stock options to attract, retain and motivate non-employee directors of Engineered Support Systems, Inc. The Plan has made available 50,000 shares of Engineered
Support Systems, Inc. $.01 par value common stock for purposes of making awards under the Plan. The shares available for use will consist of authorized but unissued shares of the common stock. The number of shares available for awards under the Plan may be increased from time to time by the Board of Directors of the Company and will be adjusted to reflect any stock split, stock dividend, combination or reclassification of shares of stock or consolidation, merger or sale of all or substantially all of the assets of the Company. Any awards made under the Plan will likewise be adjusted upon the occurrence of any of those events. The Plan terminates on October 31, 2002 for the purpose of granting awards thereunder, but is deemed to continue for administration of the awards granted prior to termination of the Plan. The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Amendments
----------

    The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan in whole or in part, and if terminated may reinstate any and all of the provisions of the Plan, except that (1) no amendment, suspension or termination may apply to the terms of any award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient's consent; (2) no amendment may withdraw the authority from the Plan Administrator to administer the Plan; (3) no amendment may change the persons who may be eligible; and (4) no amendment may change the restrictions in the Plan against the transferability of awards.

Administration
--------------

    The Plan is administered by the Chairman of the Board of Engineered Support Systems, Inc. The business address of the Plan Administrator is
1270 North Price Road, St. Louis, Missouri 63132. The Plan Administrator has full power to grant awards, construe and interpret the Plan, establish rules and regulations and perform all other acts the Plan Administrator believes reasonable and proper including the power to delegate related responsibilities. Any Plan participant requiring additional information regarding the Plan should contact Mr. Gary C. Gerhardt, Secretary, at 1270 North Price Road, St. Louis, Missouri 63132 or by telephone at (314) 993-5880.

Eligibility
-----------

    An option to purchase 2,500 shares shall be granted to each non-employee director immediately following the first annual meeting of shareholders after such director is first elected or appointed to the Board of Directors. Thereafter, an option to purchase 1,000 shares shall be granted to each non-employee director immediately following the annual meeting of shareholders. As of the date of this prospectus, no awards have been granted under the Plan.

Awards
------

    The terms and conditions of a grant of any stock option must be set forth in a written notice consistent with the provisions of the Plan. The option price of shares subject to any stock option shall be the closing price of the stock on the date the option is granted. No stock options may be exercised more than five years after the date the stock option is granted. The purchase price of any shares exercised under any stock options must be made in full upon such exercise. The payment shall be made in such form, which may be in cash or stock, as the Plan Administrator may determine.

Death of Recipient
------------------

    In the event of the death of a stock option recipient, the option, to the extent exercisable on the date of the recipient's death, may be exercised by the recipient's personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution at any time within six (6) months after the recipient's death, but not after the expiration of the term of the option.

Forfeiture of Awards
--------------------

    Unless the Plan Administrator determines otherwise, the recipient of an award shall forfeit all amounts not payable or rights not exercisable if he is terminated as a director, other than by reason of retirement, total and permanent disability or death. Upon the happening of an event of forfeiture, the recipient shall lose all rights to the award, but shall not be forced to return any stock already received or due under an award. The Plan Administrator may, in his discretion, make awards subject to additional or different conditions of forfeiture.

Assignment
----------

    No recipient of an award under the Plan, or any person claiming by, under or through him, has any right with respect to the Plan or in the shares reserved or in any award thereof, contingent or otherwise, unless and until such award or written notice of such award has been delivered to the recipient, and all the terms and provisions of the Plan have been complied with. Hence, no assignment or hypothecation of any director's expectation of receiving any award under the Plan may be made except by will or the laws of descent and distribution.

                                TAX EFFECTS
                                -----------

    In the opinion of Bearden, Mattern, Breckenridge, Washburn, Gidlow and Kazanas LLC, attorneys for the Company, the federal income tax consequences to the Company and the employee of the grant and exercise of stock options under the Plan under the now applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder are substantially as follows:

Stock Options
-------------

    The stock options to be issued under the Plan will be treated as non-statutory options and will be taxed in accordance with the provisions of Code Section 83. The stock options will have the following tax consequences:

    1. The optionee (person exercising the option) will have ordinary income at the time the option is exercised in an amount equal to the excess of the fair market value at the date of exercise over the option price of the common stock;

    2. The Company will have a deductible expense in an amount equal to the ordinary income of the optionee;

    3. No amount other than the price paid under the option shall be considered as received by the Company for shares so transferred;

    4. Any gain from the subsequent sale of the shares for an amount in excess of fair market value on the date the option is exercised will be capital gain and any loss will be capital loss; and,

    5. Upon the exercise of the option, the optionee will be required to pay withholding for federal and state income tax for the ordinary income recognized. The ordinary income will be included in the optionee's W-2 in the year of exercise.

    This brief summary of applicable tax provisions is furnished for the information of recipients, who are cautioned to review the tax laws carefully and consider the need for professional assistance before determining their actions under this Plan.

                    OPTIONS TO PURCHASE SECURITIES
                    ------------------------------

    There are no securities issuable under outstanding options granted under the terms of the Plan as of the date of this prospectus. Updated information regarding options to purchase securities under the Plan will be contained in the Company's annual report to shareholders and proxy statement which will be delivered to Plan participants annually.

Description of Common Stock
---------------------------

    The authorized common stock of the Company consists of 10,000,000 shares of common stock, $.01 par value per share. There are, as of April 30, 1997, 3,149,507 shares of common stock issued and outstanding, validly issued, fully paid and non-assessable. The common stock offered hereby for the account of the Company, when issued and sold as contemplated by this prospectus, will be validly issued, fully paid and non-assessable.

    Holders of common stock, except at elections of directors, are entitled to cast one vote for each share held of record on all matters presented to the shareholders. At all elections of directors, each shareholder is entitled to as many votes as equals the number of his shares of common stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among any two or more directors as he may see fit. The common stock of the Company has equal rights to participate in dividends declared by the Board of Directors out of such funds legally available therefore and to participate, in the event of liquidation of the Company, in the distribution of the net assets of the Company legally available therefore. There are no pre-emptive rights with respect to the common stock.

    The Company's transfer agent and registrar is Boatmen's Trust Company, St. Louis, Missouri.

                              LEGAL OPINION
                              -------------

    The legality of the common stock offered hereby will be passed upon for the Company by Bearden, Mattern, Breckenridge, Washburn, Gidlow and Kazanas LLC, attorneys for the Company.

               INDEMNIFICATION OF DIRECTORS AND OFFICERS
               -----------------------------------------

    Under the Company's by-laws, the Company may indemnify any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim to the full extent and in the manner permitted by law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          -----------------------------------------------

    The documents listed below of Engineered Support Systems, Inc. and all such documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and be deemed to be a part thereof from the date of filing of such documents.

    1. Engineered Support Systems, Inc.'s Form 10-K Annual Report for the fiscal year ended October 31, 1996, Form 10-Q for the quarter ended January 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

    2. Engineered Support Systems, Inc. definitive proxy statement dated February 4, 1997, filed pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with the annual meeting of stockholders held March 6, 1997.

                            TABLE OF CONTENTS
                            -----------------
                                                                         Page
                                                                         ----
STOCK OPTION PLAN

  Creation, Duration, Purpose and
  Securities to be Offered                                                 3

  Amendments                                                               4

  Admissions                                                               4

  Eligibility                                                              4

  Awards                                                                   4

  Death of Recipient                                                       5

  Forfeiture of Awards                                                     5

  Assignment                                                               5

TAX EFFECTS

  Stock Options                                                            6

OPTIONS TO PURCHASE SECURITIES                                             7

  Description of Common Stock                                              7

LEGAL OPINION                                                              8

INDEMNIFICATION OF DIRECTORS AND OFFICERS                                  8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                            8

                                    PART II
                                    -------
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 19. Indemnification of Directors and Officers.
         -----------------------------------------
      Section 351.355 of the General and Business Corporation Law of Missouri authorizes a corporation, under certain circumstances, to indemnify its officers, directors and others. The By-Laws of the Registrant authorize indemnification of officers and directors to the full extent permitted by the above-mentioned Missouri statute.

      In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

Item 20. Exhibits.
         --------

      See Exhibit Index on Page II-2.

Item 21. Undertakings.
         ------------
      (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

      (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                            EXHIBIT INDEX
                            -------------

EXHIBIT                                                                Page #
-------                                                                ------
4.0         Engineered Support Systems, Inc.                            II-3
            1997 Stock Option Plan for Non-employee Directors

5.0         Opinion of Bearden, Mattern, Breckenridge,                  II-6
            Washburn, Gidlow and Kazanas LLC re Legality

23.0        Consent of Price Waterhouse LLP                             II-8

24.0        Power of Attorney                                           II-9

                      ENGINEERED SUPPORT SYSTEMS, INC.
             1997 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                       ARTICLE I. GENERAL PROVISIONS

      Section 1. Purpose of Plan. The purpose of the Engineered Support Systems, Inc. 1997 Stock Option Plan for Nonemployee Directors (the "Plan") is to enhance the profitability and value of Engineered Support Systems, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

      Section 2. Definitions of Terms as Used in the Plan.

      (a) "Affiliate" means any subsidiary or parent of the Company.

      (b) "Award" means a Stock Option granted under Article II.

      (c) "Plan Administrator" means the Chairman of the Board of Engineered Support Systems, Inc.

      (d) "Company" means Engineered Support Systems, Inc.

      (e) "Director" means a member of the Board of Directors of Engineered Support Systems, Inc.

      (f) "Plan" means the Engineered Support Systems, Inc. 1997 Stock Option Plan for Nonemployee Directors.

      (g) "Stock" means the $.01 par value common stock of Engineered Support Systems, Inc.

      Section 3. Authorization and Reservation. There shall be established a reserve of 50,000 shares of Stock of authorized and unissued shares, which shall be the total number of shares of Stock that may be issued pursuant to Awards. The Board of Directors may, from time to time, increase the number of shares allocated to the Plan as approved by the Board of Directors. The reserve may consist of authorized but unissued shares of Stock or of reacquired shares, or both. Upon the cancellation or expiration of an Award, all shares of Stock not issued thereunder shall become available for the granting of additional Awards.

      Section 4. Administration of the Plan. The Chairman of the Board of Engineered Support Systems, Inc. shall administer the Plan. Subject to the terms of the Plan, the Plan Administrator shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts Plan Administrator believes reasonable and proper, including the power to delegate responsibility to others to assist in administering the Plan.

      Section 5. Participation in the Plan. Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

                           ARTICLE II. STOCK OPTIONS

      Section 1. Description. All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

      Section 2. Terms and Conditions.

      (a) Each Stock Option shall be set forth in a written Notice containing such terms and conditions as the Plan
            Administrator may determine, subject to the provisions of the Plan.

      (b) The purchase price of any shares exercised under any Stock Option must be paid in full upon such exercise. The payment shall be made in such form, which may be in cash or stock, as the Plan Administrator may determine.

      (c) No Stock Option may be exercised after the expiration of five (5) years from the date such Option is granted unless such term is extended by the Plan Administrator as evidenced in writing.

      Section 3. Option Grant Size and Grant Dates.

      (a) Initial Grants. An option to purchase 2,500 Shares (as adjusted pursuant to Article VI, Section 6) shall be granted to each Eligible Director immediately following the Annual Meeting at which such Director is first elected or immediately following the first Annual Meeting after such Eligible
            Director is first elected or appointed by the Board to be a Director, whichever is applicable; provided, that if an Eligible Director who previously received an Initial Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Grant, but shall be eligible to receive only Annual Grants as provided in
            Section 3(b), beginning with the Annual Meeting held during the fiscal year immediately following the year in which such Director was reelected or appointed.

      (b) Annual Grants. An option to purchase 1,000 Shares (as adjusted pursuant to Article VI, Section 6) shall be granted automatically each year, immediately following the Annual Meeting, to each Director who is an Eligible Director at such time and who has received an Initial Grant, such grants to begin with the Annual Meeting held during the fiscal year immediately following the year in which the Eligible
            Director receives an Initial Grant.

      Section 4. Option Exercise Price. The option exercise price per share for an Initial or Annual Grant shall be the closing price of the Stock on the date that the Stock Option is granted.

                    ARTICLE III. FORFEITURE OF AWARDS

      Section 1. Termination Other Than By Retirement, Disability, or Death. In the event of the termination of an optionee's service as a Director, other than by reason of retirement, total and permanent disability, or death, the then-outstanding options of such optionee shall automatically expire on the effective date of such termination. For purposes of the Plan, the term "by reason of retirement" means (i) mandatory retirement pursuant to Board policy or (ii) termination of service at a time when the optionee would be entitled to a retirement benefit under the Engineered Support Systems, Inc. Employee Stock Ownership Plan as then in effect, if the Eligible Director were an employee of the Company.

      Section 2. Termination By Retirement or Disability. In the event of the termination of an optionee's service as a Director by reason of retirement or total and permanent disability, the then-outstanding options of such optionee shall become exercisable, to the full extent of the number of Shares remaining covered by such options, regardless of whether such options were previously exercisable, and each such option shall expire four years after the date of such termination or on the stated grant expiration date, whichever is earlier.

                     ARTICLE IV. DEATH OF AWARDEE

      Section 1. Death Of Optionee. Upon the death of an Award recipient, a Stock Option, to the extent exercisable on the date of his death, may be exercised at any time within six (6) months after the recipient's death, but not after the expiration of the term of the option, by the recipient's personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution for the State of Missouri.

                ARTICLE V. EXERCISE OF OPTION AND ISSUANCE OF STOCK

      Section 1. Exercise of Option. The holder of an Award shall exercise its right to acquire the Stock pursuant to the Award by written notice to the Secretary of the Company at 1270 North Price Road, St. Louis, Missouri, 63132. Written notice shall set forth the number of shares for which the exercise is applicable together with a check for the purchase price for the Stock. If the holder of the Award exercises his option for less than the total number of Shares awarded, he will execute such documents as required by the Corporate Secretary for the remaining number of shares subject to the Award.

      Section 2. Endorsement on Stock Certificates.

      (a) The Stock issued pursuant to an Award shall be restricted before Stock is issued until the Plan is registered in accordance with the provisions of the applicable Securities Act and the provisions of applicable state securities laws or until the Stock may be transferred in accordance with an exemption from registration.

      (b) Until registered, the certificate or certificates representing the shares issued by the Company to any of the parties hereto shall have endorsed upon them the following legend:

            "The shares represented by this certificate have not been registered pursuant to the Securities Act of 1934 or the Missouri
            Uniform Securities Act, and therefore are 'restricted securities' within the meaning of the Act. These shares have been acquired for investment and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecation, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1934 or the Missouri
            Uniform Securities Act or an opinion of counsel for the corporation that registration is not required under the Acts."

                   ARTICLE VI. OTHER GOVERNING PROVISIONS

      Section 1. Transferability. No Award shall be transferable other than by will or the laws of descent and distribution as set out in Article V, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by him or at his death by his legal representative within six (6) months after such date.

      Section 2. Rights as a Shareholder. A recipient of an Award shall, unless the terms of the Award provide otherwise, have no rights as a shareholder with respect to any options or shares which may be issued in connection with the Award until the issuance of a Stock certificate for such shares, and no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate.

      Section 3. General Conditions of Awards. No employee or other person shall have any right with respect to this Plan, the shares reserved or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan applicable to such recipient have been met.

      Section 4. Limitation as to Directorship. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

      Section 5. Acceleration. The Plan Administrator may in its sole discretion accelerate the date of exercise of any Award.

      Section 6. Adjustments. Upon any Stock split-up, Stock dividend, combination or reclassification of shares of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, appropriate adjustments shall be made to the shares reserved under Article I of the Plan and the terms of the outstanding Awards.

      Section 7. Withholding of Taxes. The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award.

      Section 8. No Warranty of Tax Effect. Except as may be contained in the terms of any Award, no opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Awards.

      Section 9. Amendment of Plan. The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan, in whole or in part, and if terminated may reinstate any or all of the provisions of the Plan, except that (1) no amendment, suspension or termination may apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient's consent; (2) no amendment may withdraw the authority from the Plan Administrator to administer the Plan; (3) no amendment may change the persons who may be eligible; and (4) no amendment may change the restrictions in the Plan against the transferability of Awards.

      Section 10. Construction of Plan. The place of administration of the Plan shall be in the State of Missouri, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Missouri.

                   ARTICLE VII. EFFECTIVE DATE AND TERM

      This Plan shall be effective upon approval by the Stockholders of the Company. The Plan shall continue until October 31, 2002 unless extended by the Board of Directors, when it shall terminate. Any balances in the Share Reserve shall be canceled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company's obligations under outstanding Awards and to conclude the administration of the Plan.

                 BEARDEN, MATTERN, BRECKENRIDGE, WASHBURN,
                         GIDLOW & KAZANAS, L.L.C.
                       ATTORNEYS & COUNSELORS AT LAW

                                SUITE 1250
                          UNIVERSITY CLUB TOWER
                        1034 SOUTH BRENTWOOD BLVD.
                      ST. LOUIS, MISSOURI 63117-1212

                               May 23, 1997


Engineered Support Systems, Inc.
1270 North Price Road
St. Louis, MO 63132

      Re:   Registration of Engineered Support Systems, Inc.
            1997 Stock Option Plan for Non-employee Directors

To Whom It May Concern:

      We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement"), relating to 50,000 shares of common stock, $.01 par value per share ("Common Stock") of Engineered Support Systems, Inc. ("Company") to be offered pursuant to the Engineered Support Systems, Inc. 1997 Stock Option Plan for Non-employee Directors.

      We have examined the Company's Articles of Incorporation, and all amendments thereto, which have been duly certified by the Secretary of the State of Missouri, the By-laws of the Company, and all amendments thereto, which have been duly certified by the Secretary of the Company, and have examined and relied upon the originals or copies, duly certified to our satisfaction, of such records of meetings of the directors and shareholders of the Company, and such other documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      We assume that appropriate action will be taken, prior to the sale of the shares of the Common Stock to which the Registration Statement relates, to register and qualify such shares for sale under any applicable state securities laws.

      Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Missouri, with corporate power and authority adequate for the conduct of its business as described in the Registration Statement and the Prospectus constituting a part thereof.

Engineered Support Systems, Inc.
May 23, 1997
Page 2



      2. The shares of Common Stock to be offered to the Plan on behalf of the Company have been duly authorized for issuance and, upon issuance of the certificates by the Company, the shares will be validly issued, fully paid, and non-assessable.

      3. The section of the Prospectus entitled "Tax Effects" describes the current federal income tax consequences to the Company and the recipient of a grant.

      We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Opinion" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.


                               Respectfully submitted,

                               Bearden, Mattern, Breckenridge,
                               Washburn, Gidlow & Kazanas, L.L.C.


                                /s/ David D. Mattern
                              ----------------------------------------
                              David D. Mattern, Esq.

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Engineered Support Systems, Inc. 1997 Stock Option Plan for Non-employee Directors of our report dated December 5, 1996, which appears on page 15 of the 1996 Annual Report to Shareholders of Engineered Support Systems, Inc., which is incorporated by reference in Engineered Support Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears as Exhibit 24 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri
May 23, 1997

                              SIGNATURES
                              ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on May 15, 1997.

                                      ENGINEERED SUPPORT SYSTEMS, INC.


                                      By /s/ Michael F. Shanahan Sr.
                                         --------------------------------------
                                               Michael F. Shanahan Sr.
                                         Chairman of the Board, President and
                                               Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on May 15, 1997 by the following persons in the capacities indicated.

      Each of the persons whose signature appears below authorizes Michael F. Shanahan Sr., Gary C. Gerhardt and David D. Mattern, or any one of them, as Attorney-In-Fact to sign on his behalf individually and in each capacity stated below, and to file any amendments, including post-effective amendments to registration statements.

Signature                               Capacity in Which Signed
---------                               ------------------------
/s/ Michael F. Shanahan Sr.             Chairman of the Board, President
-------------------------------------   and Chief Executive Officer
MICHAEL F. SHANAHAN SR.

/s/ Gary C. Gerhardt                    Executive Vice President and
-------------------------------------   Chief Financial Officer
GARY C. GERHARDT


/s/ W. Raymond Barrett                  Director
-------------------------------------
W. RAYMOND BARRETT

/s/ Alexander M. Cornwell               Director
-------------------------------------
ALEXANDER M. CORNWELL

/s/ Thomas J. Guilfoil                  Director
-------------------------------------
THOMAS J. GUILFOIL

/s/ Kenneth E. Lewi                     Director
-------------------------------------
KENNETH E. LEWI

/s/ Michael F. Shanahan Jr.             Director
-------------------------------------
MICHAEL F. SHANAHAN JR.

/s/ Earl W. Walker                      Director
-------------------------------------
EARL W. WALKER

/s/ John J. Wichlenski                  Director
-------------------------------------
JOHN J. WICHLENSKI

/s/ Earl W. Wims                        Director
-------------------------------------
EARL W. WIMS

      Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed, thereunto duly authorized in the County of St. Louis, State of Missouri on May 15, 1997.

                                       ENGINEERED SUPPORT SYSTEMS, INC.
                                       1997 STOCK OPTION PLAN FOR
                                       NON-EMPLOYEE DIRECTORS


                                 By /s/ Michael F. Shanahan Sr.
                                    ------------------------------------------
                                             Michael F. Shanahan Sr.
                                               Plan Administrator